                                                                    Exhibit 99.1

     NovaStar Financial, Inc. Will Not Distribute REIT Dividend After Market
          Changes Make New Issue of Preferred Securities Not Possible

      Company's REIT status will terminate effective as of January 1, 2006

KANSAS CITY, Mo., September 17, 2007 - NovaStar Financial, Inc. (NYSE: NFI), a
residential lender and mortgage portfolio manager, today announced it will not proceed with declaring a dividend on its common stock, as previously planned.
NovaStar announced on July 16 that it intended to declare a dividend on its common stock, in the form of convertible preferred securities, to satisfy requirements to distribute approximately $157 million in 2006 taxable income to preserve its status as a Real Estate Investment Trust ("REIT") under the
Internal Revenue Code of 1986 ("the Code"). The Company said today that because of a substantial decline in its market capitalization during recent months, combined with its inability to consummate a planned rights offering and demands on the Company's liquidity, it cannot create enough value through the issuance of preferred securities to satisfy the REIT distribution requirement.

NovaStar said the decision not to declare a dividend related to 2006 taxable income will cause the Company's REIT status to be terminated, retroactive to
January 1, 2006. As a result, NovaStar said it will file a consolidated tax return for the 2006 tax year today, in a timely manner, as a general C
Corporation rather than as a REIT. The Company also will file a request for extension of time to pay its 2006 C Corporation tax liability, which is statutorily allowed under the Code. This provision should allow the Company the right to offset the 2006 income tax liability with the expected refund that will be generated by the carryback of the estimated tax loss for 2007. At this time, the Company believes the carryback of the estimated 2007 tax loss will fully offset the income reported on its 2006 consolidated return. The Company believes these steps will offset the cash impact of the 2006 tax liability associated with the change in its filing status.

NovaStar said it expects that the termination of its REIT status for the 2006 tax year will have a significant adverse impact on its financial statements for the third quarter of 2007, which will include a period expense in the third quarter for the 2006 tax provision. The Company is in the process of determining the amount of income tax expense in the third quarter which will also include a charge for penalties and interest, and a valuation allowance against its deferred tax assets.

As a result of NovaStar's change in corporate structure, the Company is currently reviewing the applicable New York Stock Exchange ("NYSE") listing requirements and is engaged in continuing discussions with the NYSE.

"We continue to take steps to preserve liquidity, mitigate risks and manage our portfolio in the midst of a difficult environment for the mortgage industry and capital markets. Clearly, we did not anticipate the drop in market value or the level of demands on liquidity caused by the market turmoil this summer. Based on these events, we now believe canceling the previously planned dividend is the only reasonable and prudent course of action," said Scott Hartman, Chairman and
Chief Executive Officer.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is a specialty finance company that focuses on single-family mortgage loans and mortgage-backed securities. The Company also services a large portfolio of residential loans. NovaStar is headquartered in
Kansas City, Missouri.

For more information, please reference our website at
http://www.novastarmortgage.com.

This Press Release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, regarding management's beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Actual results and operations for any future period may vary materially from those projected herein and from past results. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to manage and operate our business during this difficult period for the subprime industry; our ability to effectively manage our portfolio in light of recent changes to our business and the subprime industry; our ability to continue as a "going concern"; the effect of our inability to consummate our recently announced transactions with MassMutual and
Jefferies; our ability to generate and maintain sufficient liquidity on favorable terms; the impact of the loss of our REIT status as of January 1,
2006, on our financial statements, liquidity and covenants under certain of our financing agreements; our ability to obtain necessary waivers of, or amendments to, covenants contained in our financing agreements; our ability to complete a transaction to maximize the value of our servicing group; our ability to recommence our wholesale business or expand our retail business if market conditions improve; our ability to remain listed on the NYSE; the size, frequency and structure of our securitizations; our ability to originate and sell loans at a profit and under favorable terms under the current circumstances; impairments on our mortgage assets; increases in prepayment or default rates on our mortgage assets; increases in loan repurchase requests; our ability to use our net loss carryforwards and net unrealized built-in losses;
changes in the types of products we offer; inability of potential borrowers to meet our underwriting guidelines; changes in assumptions regarding estimated loan losses and fair value amounts; our ability to improve and maintain effective internal control over financial reporting and disclosure controls and procedures in the future; our ability to operate effectively with a reduced workforce; finalization of the amount and terms of any severance provided to terminated employees; finalization of the accounting impact of our previously announced reductions in workforce; events impacting the subprime mortgage industry in general, including events impacting our competitors and liquidity available to the industry; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to generate acceptable income while maintaining an acceptable level of overhead;
residential property values; interest rate fluctuations on our assets that differ from our liabilities; our ability to acquire mortgage insurance at favorable prices or at all; the outcome of litigation or regulatory actions pending against us or other legal contingencies, including the outcome of the previously disclosed California case; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; our ability to adapt to and implement technological changes; compliance with new accounting pronouncements; the impact of general economic conditions; and the risks that are from time to time included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006, our quarterly reports on Form 10-Q for the periods ending March 31, 2007, and June
30, 2007. Other factors not presently identified may also cause actual results to differ. Words such as "believe," "expect," "anticipate," "promise," "plan,"
"intend" and other expressions or words of similar meanings, as well as future or conditional verbs such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. This press release speaks only as of its date and we expressly disclaim any duty to update the information herein.

Media Relations Contact
Richard M. Johnson
913.649.8885

Investor Relations Contact
Jeffrey A. Gentle
816.237.7424